EXHIBIT 23


To the Board of Directors
Ames National Corporation
Ames, Iowa

We consent to the incorporation by reference in Registration Statement No. 333-89772 of Ames National Corporation on Form S-8 of our report, dated January 23, 2004 appearing in this Annual Report on Form 10-K of Ames National Corporation for the year ended December 31, 2003.


/s/ McGladrey & Pullen, LLP.


Des Moines, Iowa
March 12, 2004


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